Independent Auditors' Consent

The board and shareholders
AXP Special Tax-Exempt Series, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/  KPMG LLP
     KPMG LLP
     Minneapolis, Minnesota
     June 19,  2000